SECURITIES EXCHANGE AGREEMENT


                                 BY AND BETWEEN


                               ANZA CAPITAL, INC.,
                              A NEVADA CORPORATION,



                                       AND


                              PETER AND IRENE GAULD

                          SECURITIES EXCHANGE AGREEMENT

     This Securities Exchange Agreement (the "AGREEMENT") is entered into effective this 17th day of September, 2004, by and between Anza Capital, Inc., a Nevada corporation ("ANZA"), and Peter and Irene Gauld, each an individual (collectively referred to as "GAULD"). Each of Anza and Gauld shall be referred to as a "Party" and collectively as the "Parties."

                                    RECITALS

     WHEREAS, Anza's common stock is traded on the Over the Counter Bulletin Board under the symbol "AZAC";

     WHEREAS, Gauld is the owner of One Million (1,000,000) shares (the "TQ SHARES") of common stock of Cash Technologies, Inc. ("TQ"), whose stock is traded on the American Stock Exchange;

     WHEREAS, Anza has established a series of preferred stock known as the Series G Convertible Preferred Stock (the "PREFERRED STOCK"), the rights, privileges,  and  preferences  of  which  are as set forth in the Certificate of
Designation  attached  hereto  as  Exhibit  A;
                                   ----------

     WHEREAS, the Parties desire to enter into this Securities Exchange Agreement for the purpose of diversifying their assets while improving their respective net worth;

     NOW, THEREFORE, for good and adequate consideration, the receipt of which is hereby acknowledged, the Parties covenant, promise and agree as follows:

                                    AGREEMENT

     1.   TERMS  OF  THE  EXCHANGE:  The  Exchange  shall  be consummated on the
          ------------------------
following  terms  and  conditions:

     (a) The closing of the transactions contemplated hereby shall be the date this Agreement is entered into (the "CLOSING DATE"), notwithstanding the fact that the Parties may still need to deliver securities in compliance with their obligations hereunder.

     (b) Within ten (10) business days of the Closing Date, Gauld shall deliver to the escrow agent (the "ESCROW AGENT") as set forth in that certain Escrow Agreement attached hereto as Exhibit B (the "ESCROW AGREEMENT"), the TQ Shares.
                              ---------

     (c) Within ten (10) business days of the Closing Date, Anza shall cause to be issued and shall deliver to the Escrow Agent, pursuant to the terms of the Escrow Agreement, Five Hundred Thousand (500,000) shares of Preferred Stock (the "ANZA SHARES").

     (d) Within five (5) business days of the Closing Date, ANZA shall cause to be issued and shall deliver to the Escrow Agent, pursuant to the terms of the Escrow Agreement, warrants to


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acquire Two Million (2,000,000) shares of Anza common stock at an exercise price of $0.10 per share as set forth in the Warrant Agreement attached hereto as Exhibit C (the "ANZA WARRANTS").
----------

     2.   REPRESENTATIONS,  WARRANTIES  AND  AGREEMENTS  BY GAULD:  Gauld hereby
          -------------------------------------------------------
represents,  warrants  and  agrees  as  follows:

          (a) Gauld has all requisite power and authority to enter into and perform this Agreement and to consummate the transactions contemplated hereby and to effect the exchange of the shares in accordance with the terms hereof.

          (b) The information heretofore furnished by Gauld to Anza for purposes of or in connection with this Agreement or any transaction contemplated hereby does not, and all such information hereafter furnished by Gauld to Anza will not (in each case taken together and on the date as of which such information is furnished), contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained therein, in the light of the circumstances under which they are made, not misleading.

          (c) The representations and warranties herein by Gauld will be true and correct in all material respects on and as of the date hereof and will, except as provided herein, survive the Closing Date.

          (d) No form of general solicitation or general advertising was used by Gauld or Anza or, to the best of its actual knowledge, any other person acting on behalf of Gauld or Anza, in connection with the exchange.

          (e) Gauld acknowledges that Gauld has been furnished with such financial and other information concerning Anza, the directors and officers of Anza, and the business of Anza as Gauld considers necessary in connection with the transactions contemplated hereby. As a result, Gauld is familiar with the business, operations, properties, and financial condition of Anza and has discussed, either directly or through its agent, with officers or legal counsel of Anza any questions Gauld may have had with respect thereto. Gauld has consulted with his or her own legal, accounting, tax, investment and other advisers with respect to the tax treatment, merits, and risks of the transactions contemplated hereby.

          (f) Gauld hereby agrees to indemnify and defend Anza and its directors and officers and hold them harmless from and against any and all liability, damage, cost or expense incurred on account of or arising out of:

               (i) Any breach of or inaccuracy in Gauld's representations, warranties or agreements herein;

               (ii) Any action, suit or proceeding based on a claim that any of said representations, warranties or agreements were inaccurate or misleading or otherwise cause for obtaining damages or redress from Anza or any director or officer of Anza.


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          (g)  The  representations, warranties and agreements contained in this
Agreement shall be binding on Gauld's successors, assigns, heirs and legal representatives and shall inure to the benefit of the respective successors and assigns of Anza and its directors and officers.

          (h) Gauld acknowledges and agrees that the Anza Shares and any shares of Anza acquired upon exercise of the Anza Warrants (the "WARRANT SHARES" and together with the Anza Warrants and the Anza Shares, the "ANZA SECURITIES") will be "restricted securities" as that term is defined in Rule 144 under the Securities Act of 1933 (the "ACT") and, accordingly, that the Anza Securities must be held indefinitely unless they are subsequently registered under the Act and qualified under applicable state blue sky law and any other applicable securities law or exemptions from such registration and qualification as are available. Gauld understands that, other than as set forth in this Agreement, Anza is under no obligation to register the Anza Securities under the Act, to qualify the Anza Securities under any securities law, or to comply with any exemption under the Act or any other law. Gauld understands that Rule 144 prevents the sale of any of the Anza Securities for at least one year, and only then under certain specific circumstances

          (i) Gauld hereby represents that as of the Closing Date, (i) the TQ Shares represent less than 19.9% of the issued and outstanding common stock of TQ, and (ii) the TQ Shares have been included in a registration statement and are eligible for immediate resale in accordance with Rule 144.

     3.   REPRESENTATIONS,  WARRANTIES  AND  AGREEMENTS  BY  ANZA:  Anza  hereby
          -------------------------------------------------------
represents,  warrants  and  agrees  as  follows:

          (a) Anza is a corporation duly organized, validly existing and in good standing under the laws of Nevada, with full power and authority to own, lease, use, and operate its properties and to carry on its business as and where now owned, leased, used, operated and conducted. Anza has all requisite corporate power and authority to enter into and perform this Agreement and to consummate the transactions contemplated hereby and to effect the exchange of the shares in accordance with the terms hereof.

          (b) The information heretofore furnished by Anza to Gauld for purposes of or in connection with this Agreement or any transaction contemplated hereby does not, and all such information hereafter furnished by Anza to Gauld will not (in each case taken together and on the date as of which such information is furnished), contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained therein, in the light of the circumstances under which they are made, not misleading.

          (c) The representations and warranties herein made by Anza will be true and correct in all material respects on and as of the date hereof and will, except as provided herein, survive the Closing Date.

          (d) Anza acknowledges that it has been furnished with such financial and other information concerning TQ, the directors and officers of TQ, and the business of TQ as Anza considers necessary in connection with the transactions contemplated hereby. As a result, Anza is


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familiar  with  the business, operations, properties, and financial condition of
TQ and has discussed with Gauld any questions it may have had with respect thereto. Anza has consulted with its own legal, accounting, tax, investment and other advisers with respect to the tax treatment, merits, and risks of the transactions contemplated hereby.

          (e) Anza hereby agrees to indemnify and defend Gauld and hold them harmless from and against any and all liability, damage, cost or expense incurred on account of or arising out of:

               (i) Any breach of or inaccuracy in Anza's representations, warranties or agreements herein;

               (ii) Any action, suit or proceeding based on a claim that any of said representations, warranties or agreements were inaccurate or misleading or otherwise cause for obtaining damages or redress from Gauld.

          (f) During the term of this Agreement, Anza will provide notice to Gauld, within twenty-four (24) hours of it becoming aware, of any claim or demand by a third party that is reasonably likely to have an effect on the First Collateral Bank warehouse facility, the TQ Shares, and/or the Anza Shares then held in escrow.

          (g) The representations, warranties and agreements contained in this Agreement shall be binding on Anza's successors, assigns, heirs and legal representatives and shall inure to the benefit of the respective successors and assigns of Gauld.

          (h) As of the date of this Agreement, (i) Anza is authorized to issue 100,000,000 shares of common stock, par value $0.001, and 2,500,000 shares of preferred stock, par value $0.001; (ii) there are 9,496,346 shares of common stock issued, 5,358,846 shares of common stock outstanding, and 27,000.5 shares of preferred stock outstanding; and (iii) on a fully diluted basis, including outstanding options and warrants, there are approximately 9,478,878 shares of common stock outstanding.

     4.   VALUATION  AND  ADJUSTMENTS:  Gauld  and Anza hereby agree as follows:
          ----------------------------

          (a) As of September 14, 2004, the closing price for the TQ Shares is $1.32 per share (the "TQ SHARE PRICE").

          (b) Based on the TQ Share Price, the agreed-upon value of the TQ Shares as of the Closing Date is $1,320,000 (the "INITIAL TQ SHARE VALUE").

          (c) Within ten (10) business days of the end of each calendar quarter, beginning with the quarter ended December 31, 2004 (each a "SUPPLEMENTAL TQ SHARE VALUATION DATE"), the Escrow Agent shall update the value of the TQ Shares held in escrow by multiplying the average closing price for the 30 days before the end of the applicable quarter times the number of TQ Shares then held in escrow, and then adding the value of any cash or other assets (valued in the same


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
manner as the TQ Shares, or otherwise at their fair market value) then held in escrow (the "SUPPLEMENTAL TQ SHARE VALUE").

          If the Supplemental TQ Share Value exceeds $1,000,000, then either (i) upon the receipt of a written request from Gauld, that number of TQ Shares may be released from escrow to Gauld so that the Supplemental TQ Share Value is approximately $1,000,000, or (ii) upon the mutual consent of Anza and Gauld, Anza shall issue additional shares of Series G Preferred Stock equal to the then-Supplemental TQ Share Value. Notwithstanding the foregoing, however, in the event that any of the TQ Shares have been previously released from escrow pursuant to this Section 4(c) of the Agreement, and the Supplemental TQ Share Value is subsequently less than $1,000,000, then upon the receipt of a written request from Anza, Gauld shall re-deposit that number of TQ Shares (up to the original One Million (1,000,000) TQ Shares), or cash or other assets acceptable to Anza, with the Escrow Agent so that the Supplemental TQ Share Value is approximately $1,000,000.

          If the Supplemental TQ Share Value is less than $1,000,000, and all of the TQ Shares are already held in escrow, then upon the receipt of a written request from Anza, that number of Anza Shares shall be released from escrow to Anza so that the original issue price of the Anza Shares then held in escrow shall be approximately equal to the Supplement TQ Share Value. If, on a subsequent Supplemental TQ Share Valuation Date, the Supplemental TQ Share Value exceeds $1,000,000, then Anza shall have the choice of re-depositing any withdrawn Anza Shares to bring the Supplemental TQ Share Value back to $1,000,000, or adjusting the number of TQ Shares as set forth above.

          (d) Notwithstanding the above, Peter Gauld shall be entitled to instruct the Escrow Agent to sell any amount of the TQ Shares held in escrow as long as the total value of TQ Shares and/or cash and/or other assets acceptable to Anza remaining in the escrow account is approximately $1,000,000.

     5.   RESCISSION:
          -----------

          (a)  This  Agreement  may  be  rescinded  as  follows:

               (i) Upon the receipt of notice by Gauld of any claim or demand, not currently known to them, and whether or not delivered by Anza in compliance with Section 3(f) hereof, that is reasonably likely to have an effect on the First Collateral Bank warehouse facility, the TQ Shares, and/or the Anza Shares then held in escrow, or if Anza fails to make a dividend payment on the Anza Shares within ten (10) days of its due date, or if there is a change in control of Anza, then Gauld may rescind this Agreement. Upon rescission of this Agreement, the Escrow Agent shall return any TQ Shares (or other assets) held in escrow to Gauld, and any Anza Shares held in escrow to Anza.

               (ii) Anza may rescind this Agreement at any time after the date which is six (6) months after the Closing Date (the "Exclusion Period") by providing thirty (30) days advance written notice to Gauld (the "ANZA TERMINATION NOTICE PERIOD"); however, if Anza rescinds the Agreement during the thirty (30) day period immediately following the Exclusion Period, Anza is


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limited to rescinding the transaction only with respect to one-half (1/2) of the then-outstanding Anza Shares. The Exclusion Period and the Anza Termination Notice Period is waived for Anza if Gauld exercises a conversion of the Anza Shares. After the expiration of the Anza Termination Notice Period (if applicable), the Escrow Agent shall return any TQ Shares held in escrow to Gauld, and any Anza Shares held in escrow to Anza.

               (iii) Upon the conversion of all of the outstanding Anza Shares held by Gault or its assigned, this Agreement shall automatically terminate.

               (iv) In the event of a rescission by either Party, the Gauld's shall be entitled to keep the Anza Warrants as well as any dividends on the Anza Shares, whether paid or accrued at the date of rescission.

     6.   CONFIDENTIALITY:  Each  Party  hereto  will  hold  and  will cause its
          ----------------
agents, officers, directors, attorneys, employees, consultants and advisors to hold in strict confidence, unless compelled to disclose by judicial or administrative process or, in the opinion of its counsel, by other requirements of law, all documents and information concerning any other Party furnished it by such other Party or its representatives in connection with the subject matter hereof (except to the extent that such information can be shown to have been (i) previously known by the Party to which it was furnished, (ii) in the public domain through no fault of such Party, or (iii) later lawfully acquired from other sources by the Party to which it was furnished), and each Party will not release or disclose such information to any other person, except its auditors, attorneys, financial advisors, bankers and other consultants and advisors in connection with this Agreement. Each Party shall be deemed to have satisfied its obligation to hold confidential information concerning or supplied by the other Party if it exercises the same care as it takes to preserve confidentiality for its own similar information. Notwithstanding the foregoing, the Parties acknowledge that this Agreement shall be discussed in, and will be filed as an exhibit to, Anza's filings with the Securities and Exchange Commission.

     7. This Agreement may not be amended, canceled, revoked or otherwise modified except by written agreement subscribed by all of the Parties to be charged with such modification.

     8. Any notices to be given hereunder may be effected either by personal delivery in writing, by facsimile, or by overnight mail. Facsimile or overnight mailed notices shall be addressed to the Parties at the addresses listed below. Notices will be deemed communicated as of the date of actual receipt.

     If to Anza:         Anza  Capital,  Inc.
                         3200  Bristol  Street,  Suite  700
                         Costa  Mesa,  CA  92626
                         Attn:  Vince  Rinehart
                         Facsimile  (714)  424-0389

     with a copy to:     The  Lebrecht  Group,  APLC
                         22342  Avenida  Empresa,  Suite  220


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
                         Rancho  Santa  Margarita,  CA  92688
                         Attn:  Brian  A.  Lebrecht,  Esq.
                         Facsimile  (949)  635-1244

     If  to  Gauld:      Peter and Irene Gauld

                         33  Malcom's  Mount  West
                         Stonehaven  AB39  2TF
                         Scotland  UK
                         Phone  011  44  1569  762  256

     with a copy to:     Joseph  B.  LaRocco,  Esq.
                         49  Locust  Avenue,  Suite  107
                         New  Canaan,  CT  06840
                         Facsimile  (203)  966-0363

     9. This Agreement shall be binding upon and shall inure to the benefit of the Parties hereto and their respective partners, employees, agents, servants, heirs, administrators, executors, successors, representatives and assigns. Neither Party may assign its rights, benefits, or obligations under this Agreement without the express written consent of the other Party.

     10. All Parties hereto agree to pay their own costs and attorneys' fees except as follows:

          (a) In the event of any action, suit or other proceeding instituted to remedy, prevent or obtain relief from a breach of this Agreement, arising out of a breach of this Agreement, involving claims within the scope of the releases contained in this Agreement, or pertaining to a declaration of rights under this Agreement, the prevailing Party shall recover all of such Party's reasonable attorneys' fees and costs incurred in each and every such action, suit or other proceeding, including any and all appeals or petitions therefrom.

     11. This Agreement and the rights of the parties hereunder shall be governed by and construed in accordance with the laws of the State of California including all matters of construction, validity, performance, and enforcement and without giving effect to the principles of conflict of laws. Venue for any action brought under this Agreement shall be in the appropriate court in Orange County, California.

     12. The Parties agree and stipulate that each and every term and condition contained in this Agreement is material, and that each and every term and condition may be reasonably accomplished within the time limitations, and in the manner set forth in this Agreement.

     13. The Parties agree and stipulate that time is of the essence with respect to compliance with each and every item set forth in this Agreement.

     14. This Agreement, along with the exhibits hereto, sets forth the entire agreement and understanding of the Parties hereto and supersedes any and all prior agreements, arrangements and


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
understandings related to the subject matter hereof. No understanding, promise, inducement, statement of intention, representation, warranty, covenant or condition, written or oral, express or implied, whether by statute or otherwise, has been made by any party hereto which is not embodied in this Agreement or the written statements, certificates, or other documents delivered pursuant hereto or in connection with the transactions contemplated hereby, and no Party hereto shall be bound by or liable for any alleged understanding, promise, inducement, statement, representation, warranty, covenant or condition not so set forth.

     15. This Agreement may be executed in one or more counterparts, each of which when executed and delivered shall be an original, and all of which when executed shall constitute one and the same instrument.

[remainder of page intentionally left blank; signature page to follow]


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
     IN WITNESS WHEREOF, the Parties hereto, agreeing to be bound hereby, execute this Agreement upon the date first set forth above.

"ANZA"                                  "GAULD"

Anza Capital, Inc.,
a Nevada corporation


/s/ Vince Rinehart                      /s/ Peter Gauld
-----------------------------------     -----------------------------------
By:  Vince Rinehart                     Peter Gauld
Its:  President


                                        /s/ Irene Gauld
                                        -----------------------------------
                                        Irene Gauld


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                                    EXHIBIT A

                      SERIES G CONVERTIBLE PREFERRED STOCK
                           CERTIFICATE OF DESIGNATION


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
                                    EXHIBIT B

                                ESCROW AGREEMENT


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                                    EXHIBIT C

                                  ANZA WARRANTS


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